EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of NORDSTROM, INC., a Washington corporation (the “Company”) does hereby constitute and appoint ANNE L. BRAMMAN and ANN MUNSON STEINES his or her true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements on Form S-8 (the “Registration Statement”) relating to the Nordstrom, Inc. 2019 Equity Incentive Plan, Nordstrom, Inc. Amended and Restated Employee Stock Purchase Plan, and the Nordstrom, Inc. 401(k) Plan including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in her capacity as a director of the Company, any such Form S‑8 and any and all amendments and supplements thereto and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents this 10th day of June 2020.

Directors:

/s/	Shellye L. Archambeau	/s/	Stacy Brown-Philpot
	Shellye L. Archambeau		Stacy Brown-Philpot
	Director		Director

/s/	Tanya L. Domier	/s/	James L. Donald
	Tanya L. Domier		James L. Donald
	Director		Director

/s/	Kirsten A. Green	/s/	Glenda G. McNeal
	Kirsten A. Green		Glenda G. McNeal
	Director		Director

/s/	Erik B. Nordstrom	/s/	Peter E. Nordstrom
	Erik B. Nordstrom		Peter E. Nordstrom
	Director		Director

/s/	Brad D. Smith	/s/	Bradley D. Tilden
	Brad D. Smith		Bradley D. Tilden
	Chairman of the Board of Directors		Director

/s/	Mark J. Tritton
Mark J. Tritton
Director
Date:	June 10, 2020